Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            Kinnard Investments, Inc.
             (Exact Name of Registrant as Specified in its Charter)

   Minnesota                                                  41-0972952
(State or Other Juris-                                     (I.R.S. Employer
diction of Incorporation                                 Identification Number)
  or Organization)

                             920 Second Avenue South
                          Minneapolis, Minnesota 55402
              (Address of Principal Executive Office and Zip Code)


                Kinnard Investments, Inc. 1990 Stock Option Plan
                            (Full Title of the Plan)

                                Hilding C. Nelson
                              Chairman of the Board
                            Kinnard Investments, Inc.
                             920 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 473-6262
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
- --------------------------------------------------------------------------------------------------------------------------------
  Options to Purchase
  Common Stock under
       the Plan                 Indefinite                  $ 0.00                    $ 0.00                    $ 0.00

     Common Stock
     issuable upon
  exercise of options
   granted under the
         Plan                 200,000 shares                $ 4.22                   $844,000                  $291.03
                                                                                                               -------

        TOTAL:                                                                                                 $291.03
================================================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on March 29, 1996.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1990 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 33-39874 and Reg. No. 33-49720, are incorporated herein by reference.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 22nd day of March , 1996.


                                     KINNARD INVESTMENTS, INC.
                                     (the "Registrant")



                                      By /s/ Hilding C. Nelson
                                      Hilding C. Nelson, Chairman of the Board



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

     Each of the undersigned constitutes and appoints HILDING C. NELSON and STEPHEN H. FISCHER his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Kinnard Investments, Inc. relating to the Company's 1990 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                Title                          Date


/s/ Hilding C. Nelson        Chairman and Director         March 22      , 1996
- ----------------------                                    -----------------
Hilding C. Nelson            (principal executive officer)



/s/ Stephen H. Fischer      Treasurer and Director         March 22      , 1996
- ----------------------                                   ------------------
Stephen H. Fischer          (principal financial and
                             accounting officer)


/s/ James W. Hansen         Director                       March 22      , 1996
- --------------------                                      -----------------
James W. Hansen


/s/ Thomas E. Moore         Director                       March 22      , 1996
- --------------------                                       -----------------
Thomas E. Moore


/s/ Andrew J. O'Connell     Director                      March 22       , 1996
- ------------------------                                 ------------------
Andrew J. O'Connell


/s/ Robert S. Spong         Director                      March 22       , 1996
- ---------------------                                    ------------------
Robert S. Spong

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                           KINNARD INVESTMENTS, INC.


                         Form S-8 Registration Statement




                           E X H I B I T   I N D E X




Number                       Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signatures Page)